UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 26, 2014

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 South Loop, Suite 180, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(832) 971-6616

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Ulrich W. Mueller, Ph.D., as Chief Operating Officer

On March 26, 2014, Bio-Path Holdings, Inc. (the “Company”) announced the appointment of Ulrich W. Mueller, Ph.D. as the Company’s Chief Operating Officer, effective as of March 26, 2014.

Mr. Mueller, age 47, most recently served as Vice President, Industry Relations and Clinical Research Support, of Fred Hutchinson Cancer Research Center, a leading research center for cancer and other life-threatening diseases, since 2007. From 2000-2007, Mr. Mueller served in various capacities at The University of Texas M.D. Anderson Cancer Center, one of the largest and most widely recognized cancer centers in the world, including as Managing Director, Director of Licensing, and Assistant Director of Business Development. There are no family relationships between Mr. Mueller and any of the Company’s directors or executive officers.

Under the terms of Mr. Mueller’s employment with the Company, Mr. Mueller will receive an annual base salary of $285,000. Mr. Mueller will also eligible to receive an annual cash performance bonus of up to 35% of such base salary, the amount of which shall be determined by the Board of Directors of the Company (the “Board”). In addition, Mr. Mueller shall receive stock option awards of 125,000 shares of common stock of the Company to be granted to Mr. Mueller on the date on which Mr. Mueller commences such employment and on the first, second and third anniversary date of such grant (collectively, the “Stock Options”). The Stock Options shall vest four years after the applicable Stock Options are granted to Mr. Mueller and the exercise price of such Stock Options shall be equal to the closing price of the common stock of the Company on the date that such Stock Options are granted to Mr. Mueller.

On March 26, 2014, the Company issued a press release titled “Bio-Path Holdings, Inc. Appoints Ulrich W. Mueller Chief Operating Officer.” A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e)	Amendment to Employment Agreement with Peter H. Nielsen

The Compensation Committee (the “Committee”) of the Board approved an increase in the annual base salary of Peter H. Nielsen, the Company’s President and Chief Executive Officer, from $250,000 to $400,000 and an annual cash performance bonus target of 50% of such base salary. In connection with Mr. Nielsen’s annual cash performance bonus target, the Company entered into an amendment to the existing employment agreement with Mr. Nielsen (the “Amendment”) effective as of March 26, 2014. The Amendment provides for Mr. Nielsen to be eligible to receive an annual cash performance bonus, the amounts and targets of which shall be determined by the Committee. The remaining material terms of Mr. Nielsen’s employment agreement were unchanged.

The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to the Employment Agreement between the Company and Peter H. Nielsen, effective March 26, 2014

99.1	Press Release dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: March 26, 2014	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Employment Agreement between the Company and Peter H. Nielsen, effective March 26, 2014

99.1	Press Release dated March 26, 2014